                                                                  Exhibit 1.(ii)

March   , 1996

HOST MARRIOTT CORPORATION
10400 Fernwood Road
Bethesda, Maryland  20817

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
SALOMON BROTHERS INC
SMITH BARNEY INC.
MONTGOMERY SECURITIES
BT SECURITIES CORPORATION
 as Representatives of the Several
 U.S. Underwriters
c/o DONALDSON LUFKIN & JENRETTE
 SECURITIES CORPORATION
 140 Broadway
 New York, New York  10005

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
GOLDMAN SACHS INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED
SMITH BARNEY INC.
MONTGOMERY SECURITIES
BANKERS TRUST INTERNATIONAL PLC
 as Lead Managers of the several
 International Managers
c/o DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
 Jupiter House
 Triton Court
 14 Finsbury Square
 London, EC2A 1BR
 England
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Donaldson, Lufkin & Jenrette
 Securities Corporation
March   , 1996
Page 2



     Re:  Sale of Shares of Common
          Stock of Host Marriott Corporation
          ---------------------------------------

Dear Gentlemen:

          The undersigned is an executive officer or director of Host Marriott Corporation, a Delaware corporation (the "Company"), owning beneficially shares of the Company's common stock, par value $1.00 per share (the "common Stock"). The undersigned understands that the Company has entered into an Underwriting Agreement (the "Underwriting Agreement") with Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Goldman, Sachs & Co., Salomon Brothers Inc, Smith Barney Inc. ("Smith Barney"), Montgomery Securities ("Montgomery"), and BT Securities Corporation, as Representatives of the several U.S. underwriters (the "U.S. Underwriters") named in Schedule I thereto, and DLJ, Goldman Sachs International, Solomon Brothers International Limited, Smith Barney, Montgomery, and Bankers Trust International PLC, as Lead Managers of the several International Managers (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") in Schedule II thereto, pursuant to which the Underwriters would purchase from the Company shares of Common Stock (the "Shares"). The undersigned further understands that the sale of the Shares by the Company is the subject of Registration Statement No. 333-000147 (the "Registration Statement"), which was filed with the Securities and Exchange Commission (the "Commission") on January 11, 1996 and subsequently amended, includes a Preliminary Prospectus substantially in the form that will be used in connection with the offering (the "Offering") of the Shares to the public and will include any subsequent amendments to the Registration Statement which are filed with the Commission. The undersigned also understands that the Offering and the sale (the "Sale") of the Shares to the public will be made pursuant to a final Prospectus, the form of which will either be contained in an amendment to the Registration Statement (or in a Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act")) or be filed with the Commission pursuant to Rule

Donaldson, Lufkin & Jenrette
 Securities Corporation
March   , 1996
Page 3


424(b) under the Securities Act. The undersigned further understands that the Preliminary Prospectus to be used in connection with the Offering and the final Prospectus will each contain statements to the effect that the executive officers and directors of the Company have agreed as set forth herein.

          In light of the foregoing, the undersigned represents, warrants, and agrees that, for a period of 90 days after the date of the Prospectus, the undersigned will not, without the prior written consent of DLJ, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock or any securities convertible into or exchangeable or exercisable for, or warrants, options or rights to purchase or acquire, Common Stock owned by the undersigned or with respect to which the undersigned has the power of disposition, or enter into any agreement to do any of the foregoing (provided that, the undersigned shall be permitted to deliver shares of Common Stock to the Company for the sole purpose of exercising stock options pursuant to the Company's existing Stock Option Plan).

          It is understood and agreed that the foregoing representations and agreements are provided as an inducement to and may be relied upon by the Company and the Underwriters in connection with the Offering and the Sale.

                                         Very truly yours,



Acknowledged by:

HOST MARRIOTT CORPORATION


By: __________________________
    Name:
    Title:
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Donaldson, Lufkin & Jenrette
 Securities Corporation
March   , 1996
Page 4




DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
SALOMON BROTHERS INC
SMITH BARNEY INC.
MONTGOMERY SECURITIES
BT SECURITIES CORPORATION
 as Representatives of the Several
 U.S. Underwriters

By:  DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION

By: __________________________
    Name:
    Title:


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
GOLDMAN SACHS INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED
SMITH BARNEY INC.
MONTGOMERY SECURITIES
BANKERS TRUST INTERNATIONAL PLC
 as Lead Managers of the several
 International Managers

By: __________________________
    Name:
    Title: